BITZUMI

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Bitzumi, Inc.

Stock Symbol: TBD

Macro Opportunity In The Cryptocurrency and Blockchain Industries

Corporate Presentation

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The Opportunity

Timing to capitalize on the cryptocurrency and blockchain technology growth is now.. before the barriers to entry get too high.

$1 Billion
investment by venture capitalists in blockchain development in 2015 and 2016

$400 Million
expected spend by banks on blockchain by 2019

*Data from 'The Future of Financial Infrastructure' report by the World Economics Forum.





Bitzumi Cofounder James Altucher on CNBC
BITCOIN/USD
10,954.8799
+1,086.0601 [+11.00%]
BITCOIN BREAKS $11,000
CNBC

Bitzumi cofounder James Altucher discussing Bitcoin's potential gains on CNBC.

Corporate Strategy

Our strategy is to:

- Develop and aggregate cryptocurrency publishing and media assets that captures intent driven traffic (customers)
- Retarget customers with technology and smart infrastructure
- Monetize though our owned products and affiliate third party partnerships.



ATTRACT HYPER TARGETED TRAFFIC OF USERS INTERESTED IN CRYPTOCURRENCIES
Bitzumi Publishing / Media
Publishing Assets
Affiliates
Media Buying
AI + Big Data Drive Monetization
User Acquisition + Targeting at Scale
MONETIZE BITZUMI PRODUCTS
Bitzumi Assets / Products
Bitzumi Wallet
Bitzumi Exchange
Newsletters / Information
MONETIZE 3RD PARTY PRODUCTS
3RD Party Products
ICOs
3rd Party Newsletters
Wallets/ Exchange

Bitzumi Products

Exchange

Bitzumi's cyptocurrency exchange intends to allow customers to buy, sell and convert various crypto-currencies into USD Fiat currency. Trade instantly on dynamic real-time trading platform.

Wallet

Bitzumi's multi-coin wallet is anticipated to combine physical and digital storage to provide maximum security for our users' digital assets. Intended to include multiple factor authentication, cryptographic security, cold (offsite) storage and private key segmentation.

Media & Publishing Properties

Online & mobile high authority content publishing network targeting crypto-related traffic with focus on news, guides, product comparisons and reviews.

Processing & Escrow

Bitzumi aims to be a digital currency exchange that will facilitate the conversion of Bitcoin and other online currencies and initial coin offerings (ICOs), allowing users to securely buy, sell and accept Bitcoin and other currencies.

Corporate Presentation

MANAGEMENT

EXTRAORDINARY TEAM OF INVESTORS, INNOVATORS, AND CRYPTOCURRNCY EXPERTS.



Scot Cohen

Cofounder & Executive Chairman



James Altucher

Cofounder



Benjamin Lipman

Advisor

Mr. Cohen has over 20 years of experience in institutional asset management, wealth management, and capital markets. Currently Scot is founder of V3 Capital, a family office investing in public and private companies. Scot has made active investments in the technology and energy sectors and has operational control of two portfolio companies- Wrap Technologies, Inc and Petro River Oil Corp., each of which he serves as Executive Chairman. Scot founded and served as principle of the Iroquois Capital Opportunity Fund, a closed-end private equity fund which focused on investments in North American oil and gas. Mr. Cohen also co-founded Iroquois Capital, a New York based hedge fund which managed approximately $300M across its family of funds.

James Altucher is an American hedge fund manager, entrepreneur, bestselling author, venture capitalist and podcaster. He has founded or cofounded more than 20 companies, including Reset Inc. and StockPickr. He has published eleven books, and he is a frequent contributor to publications including The Financial Times, TheStreet.com, TechCrunch, Seeking Alpha, Thought Catalog and The Huffington Post. Altucher graduated from Cornell University with a bachelor's degree in computer science in 1989. He later attended Carnegie Mellon University as a doctoral student in computer science.

Benjamin Lipman has spent his 20+ year career within media, technology, and operations. Benjamin is a a partner at Provo Peak Ventures, a technology and entertainment fund focused on traditional and new media investments where he leads its associated strategic advisory and executive-in-residence programs. Prior to Provo Peak, Benjamin was a partner for three years at the private equity fund, Iroquois Capital Opportunity fund. Benjamin was a co-founder, partner and COO at Bulldog Entertainment including post its acquisition by Warner Music Group. Before Bulldog, Benjamin was a Vice President at Common Ground Advisors, a family office founded by Jae Kwan Lee. Early in his career, he was an associate at Cowen & Co as well as Goldman Sachs. Benjamin holds a BS Magna Cum Laude with a major in literature and a minor in astrophysics from Columbia University as well as an MBA from Columbia Business School.


Noam Bergelson
Advisor
Glenn Polack
Director
David Brionnes
Chief Financial Officer
Ido Samuelson
Chief Blockchain Engineer
Jon Fatigate
Head of Content Strategy
Judah Meiteles
Director of Online Marketing
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Bitzumi, Inc.

55 Fifth Ave.
New York, NY 10013

info@bitzumi.com

Corporate Presentation

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NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT AT https://www.sec.gov/Archives/edgar/data/1721217/000165495417011099/bitzumi_112017.htm

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.

BITZUMI

Corporate presentation

December 2017

www.bitzumicorp.com

SAFE HARBOR

The following presentation is an outline of matters for informational purposes only. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities of Itzumi, Inc.("Company", "we" or "us").

THIS DOCUMENT MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

OPPORTUNITY

"I do think Bitcoin is the first encrypted money that has potential to do something like change the world." Peter Thiel, Co-Founder of PayPal

DEMAND created by cryptocurrency and blockchain technology will spur growth of new companies and products.

OUR VISION is to become the leading authority on cryptocurrency through publishing media assets and products.

- Acquire strategic publications to control intent driven traffic
- Monetize high intent users through our portfolio of highly profitable crypto related products
- Monetize high intent users through affiliate partnerships with third party leading crypto businesses

ANTICIPATED PRODUCT offerings include:

- Cryptocurrency exchange & wallet
- Initial Coin Offering (ICO) marketing
- Subscription based newsletters and educational products
- News, comparison and information sites

TIMING **is now to capitalize on the cryptocurrency and blockchain technology growth, before the barriers to entry get too high**

BITZUMI Overview

Macro opportunity on crypto/blockchain industry. We do not bet on a crypto currency – we bet on being the biggest publisher network of high intent crypto/blockchain related content that helps people make smarter decisions and purchases in exchange for performance based models and revenue share

Our publishing assets are crypto agnostic Our goal is to connect users to the best crypto services through highly engaged and trusted content, crypto product reviews enhanced by technology and smart infrastructure. We are the gate keeper for everything crypto through our owned and operated review websites.

Performance marketing Bitzumi business model is driving traffic to online businesses in the crypto ecosystem (wallets, exchanges, crypto courses etc.) in exchange for performance based models (CPA, RS etc.).

Bitzumi is a digital platform that is driving the future of crypto publishing and performance marketing

SUCCESSFULPUBLISHING MODELS

"We have always been shameless about stealing great ideas." Steve Jobs

Bankrate	Bankrate.com's free tools, expert analysis, and content helps consumers make smarter financial decisions	Sold for 1.24B$
lendingtree	LendingTree is an online lending exchange that connects consumers with multiple lenders	Market Cap 4B$
Purch	Purch is a digital publishing and marketplace that operates large number of websites focused on purchasing decision	100M$ Revenue
BITZUMI	Our goal is to connect users to the best crypto services through highly engaged and trusted content & products	


BUSINESSMODEL
ATTRACT HYPER TARGETED TRAFFIC OF USERS INTERESTED IN CRYPTOCURRENCIES
Bitzumi Publishing / Media
Publishing Assets
Affiliates
Media Buying
AI + Big Data Drive Monetization
User Acquisition + Targeting at Scale
MONETIZE BITZUMI PRODUCTS
Bitzumi Assets / Products
Bitzumi Wallet
Bitzumi Exchange
Newsletters / Information
MONETIZE 3RD PARTY PRODUCTS
3RD Party Products
ICOs
3rd Party Newsletters
Wallets/ Exchange

BITZUMIPRODUCTS

Our publishing and media strategy aims to feed Bitzumi's plans to develop and acquire certain blockchain / crypto-industry products, including exchanges, wallets and other blockchain technology

Exchange – Bitzumi's cyptocurrencyexchange intends to allow customers to buy, sell and convert various crypto-currencies into USD Fiat currency. Trade instantly on dynamic real-time trading platform.

Wallet - Bitzumi's multi-coin wallet is anticipated to combine physical and digital storage to provide maximum security for our users digital assets. Intended to include multiple factor authentication, cryptographic security, cold (offsite) storage and private key segmentation.

Media & Publishing Properties- Online & mobile high authority content publishing network targeting crypto-related traffic with focus on news, guides, product comparisons and reviews.

Processing & Escrow- Bitzumi aims to be a digital currency exchange that will facilitate the conversion of Bitcoin and other online currencies and initial coin offerings (ICOs), allowing users to securely buy, sell and accept Bitcoin and other currencies.


COMPLETEECOSYSTEM
USERS INTERESTED IN CRYPTOCURRENCIES
SEARCH
PARTNERS
SOCIAL
MARKETING
Google
Aol. CNN
BITZUMI
PUBLISHING
THEBESTCRYPTOCURRENCY.COM
TOP 10 BEST BITCOIN EXCHANGES
BEST CRYPTO CREDITCARDS
TOP 10 BEST BITCOIN WALLETS
Proprietary content
Comparsion tools
Aggregated data
Personalized offers
CRYPTOBUSINESSES
coinbase
Ledger
Bitzumi
BITTREX
POLONIEX
TREZOR

PUBLISHINGSTRATEGY

Bitzumi owns and operates a network of top tier informational websites, mobile sites and apps engaging millions of high intent users

- Our informational websites attract potential customers and refer them to web and mobile crypto businesses (exchanges, wallets, trading, courses and more)
- Bitzumi's proprietary centralized big data content and traffic management technology will optimize monetization across its portfolio
- Our digital assets will be top ranked for high intent keywords



Bitcoin Stability Depends on Level of Interaction with Conventional Systems
Find the
Best BTC Wallet
CASH

MEDIA STRATEGY

Bitzumi's technology aims to manage media campaigns across:
search / native / display / social



Search engine marketing complements organic



Content marketing advertising for broad reach with publishers



Social Media Advertising through Facebook, Twitter, etc.


HOW TO ACCESS
CRYPTO MILLIONAIRE
GET GUIDE

Display advertising & retargeting in-market consumers

PUBLISHINGAND MEDIA USER JOURNEY



User search results / social activity



High ranking Bitzumi owned & affiliate properties


ICO

Users directed to targeted sites/products (owned+affiliate)



Exchange + Wallet Customers/ Affiliate Revenue / ICO Marketing


SEO / Media
Optimized Content / Ads
Optimized Offers
Big data
Accumulate data from different outcomes and analyze

BIG DATA AND AI TRAFFICOPTIMIZATION



Big Data
/ AI Proprietary tech enabling
Bitzumi to optimize campaigns
Optimizing
Gather data
Tailoring the best offers for high intent users
conversion
Bitzumi self-funded campaigns
Bid on ads
Google AdWords
Bing ads
AppNexus
Bitzumi owned sites/ products + Affiliates
ICO
EBIT NEWS
Offering – deploy Bitzumi market intelligence
• Exchange + Wallet Customers
• Paying Customers
• ICO Marketing

EXCHANGEAND WALLET MODEL

Our exchange and wallet model is focused on acquiring customers to our exchange to drive growth in the crypto currency industry.

COMPONENTS OF OUR MODEL:

- **CUSTOMERS:** Owners and prospective owners of Bitcoins and ICOs
- **VALUE PROPOSITION:** Security - ability to sleep at night knowing your crypto currency is safe and secure.
- **CHANNELS:** Online and mobile marketing; direct marketing / promotions
- **CUSTOMER RELATIONSHIPS:** Mobile app for 24/7 access to account; connectivity to leading Bitcoin, online and mobile payment technology
- **REVENUE STREAMS:** Transaction fees for processing, escrow and trading. Initial focus will be on customer growth vs. profitability
- **KEY RESOURCES:** Secure data centers; insurance
- **KEY PARTNERS:** Bitcoin exchanges and payment processors
- **COST STRUCTURE:** Data storage / security; employees

BITCOINEXCHANGELANDSCAPE

- Below are frequently referred to as the leading Cryptocurrency exchanges, what they trade, and their Average Daily and Monthly volumes.*
- The Trust Rating is a common metric used by sites like bestbitcoinexchange.io, which are updated daily to provide viewers with accurate info on certain exchanges security liquidity etc.

Exchange Name	Monthly Volume (BTC)	Monthly Volume (USD)	Trust Rating	Deposit with	Crypto Currencies	Fiat Currencies
Coinbase	442,000	$ 16,447,114,000	A+	Card, Bank Transfer	BTC, LTC, ETH	USD, EUR, GBP
Bitstamp	400,000	$ 6,534,467,000	A	Card, Bank Transfer	BTC, XRP, LTC	USD, EUR
CEX.IO	65,500	$ 1,508,960,500	A	Card, Bank Transfer	75+ Currency Pairs	75+ Currency Pairs
Local Bitcoins	13,181	$ 232,631,400	A	Cash, PayPal, Bank Transfer	BTC	Any Fiat Currency
Kraken	151,160	$ 2,007,822,640	B+	Bank Transfer	BTC, ETH, LTC, DASH,	USD, EUR, GBP, RUB
BITFINEX	2,410,000	$ 40,749,390,000	B+	Bank Transfer	BTC, ETH, LTC, ETC, ZEC..	USD
Poloniex	180,000	$ 3,174,800,000	B+	Cryptocurrency	BTC, ETH, LTC, XRP, ETC,ZEC	75+ Pairs
GDAX	309,000	$ 5,453,541,000	B+	Cash, PayPal, Bank Transfer	BTC, ETH, LTC	USD, GBP, EUR

*Provided by data.bitcoinity.org as of December 15, 2017

2018 & BEYOND

Bitzumi longer term plans are to develop products via M&A and joint ventures based on disruptive blockchain technology

Develop pipeline of investment opportunities and acquisition targets

Ability to identify investment themes in complex and emerging blockchain industry

Experienced team with a proven track record of negotiating and closing M&A transactions and joint ventures

2018 & BEYOND- NEXT GENERATION DISRUPTOR TECHNOLOGY

Bitzumi longer term plans are to develop products via M&A and joint ventures based on disruptive blockchain technology

Gem
coinbase
BitGo
GOCOIN
BTCjam
itBit
OpenBazaar
Counterparty
chain.com
r3.
t0
magnr
symbiont



BLOCKCHAIN
Digital Currency
E-commerce
Global Payments
Remittance
P2P Lending
Microfinance
Smart Contracts
Digital Rights
Escrow
Wagers
Securities
Equity
Private Markets
Debt
Crowdfunding
Derivatives
Record Keeping
Healthcare
Title Records
Ownership
Voting
Intellectual Property

SINGULAR
satoshiDICE
BitCasino.io
CLOUDBET
bitWAGE
CryptoVoter
factom
followmyvote.com

MANAGEMENTTEAM

James Altucher *Co-Founder*

JamesAltucheris an American hedge fund manager, entrepreneur, bestselling author, venture capitalist and podcaster. He has founded or cofounded more than 20 companies, including Reset Inc. and StockPickr. He has published eleven books, and he is a frequent contributor to publications including The Financial Times, TheStreet.com, TechCrunch, Seeking Alpha, Thought Catalog and The Huffington Post. Altuchergraduated from Cornell University with a bachelor's degree in computer science in 1989. He later attended Carnegie Mellon University as a doctoral student in computer science.



MANAGEMENTTEAM

Scot Cohen *Co-Founder & Executive Chairman*

Mr. Cohen has over 20 years of experience in institutional asset management, wealth management, and capital markets. Currently Scot is founder of V3 Capital, a family office investing in public and private companies. Scot has made active investments in the technology and energy sectors and has operational control of two portfolio companies- Wrap Technologies, Inc and Petro River Oil Corp., each of which he serves as Executive Chairman. Scot founded and served as principle of the Iroquois Capital Opportunity Fund, a closed-end private equity fund which focused on investments in North American oil and gas. Mr. Cohen also co-founded Iroquois Capital, a New York based hedge fund which managed approximately $300M across its family of funds. Prior to Iroquois Capital, Mr. Cohen founded a merchant bank which actively participated in structured investments in public companies. The investment strategy at the merchant bank was to take positions in public companies through private investment vehicles and then work to actively enhance the value of these positions. Scot manages several operating partnerships that actively invest in the energy sector and he maintains an active investment portfolio in public companies, early stage private companies, hedge funds and alternative assets including real estate. Mr. Cohen began his career at Oppenheimer & Company in a sales capacity and later transitioned to a boutique investment banking firm where he spent two years. Mr. Cohen is currently active on a number of public and private company boards and is involved with various charitable ventures. Mr. Cohen earned a Bachelor of Science degree from Ohio University in 1991.



ManagementTeam

Noam Bergelson *Advisor -Media & Publishing*



Chief Revenue Officer at Webpals, a leader in cross-device and multi-channel performance marketing and traffic monetization company. 20+ years of event driven marketing, including traffic generation and SEO marketing. Graduate of UCLA Anderson School of Management.

ManagementTeam

Ido Samuelson *Chief Blockchain Engineer*



Ido Samuelson brought his event driven architecture expertise to Jet.com as the first employee and VP Engineering (Sold to Walmart at $3.3Bin August 2016. Previously, Ido was the Chief Software Architect for the border protection of NY/NJ Airports post 9/11. Ido is an expert in blockchain technology. He started actively mining bitcoin 2009. Today besides both mining and investing in many cryptocurrencies, Ido also consult both individuals and companies on blockchain technologies. Ido recently joined as an advisor at HomeLend- A blockchain solution for mortgage origination. Ido holds a B.Sc. in Business/Computers from Champlain College (magna cum laude).

[Update Pending]

MANAGEMENTTEAM

David Brionnes *Chief Financial Officer*

Mr. Briones has over fifteen years of public accounting and executive level experience. He consults with various public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. David has developed a specialty representing private companies as the outsourced CFO/Financial reporting specialist as a private company navigates toward becoming a public company through a self-filing, a reverse merger or through a traditional initial public offering. David's client list crosses various industries: Technology/Internet, Manufacturing, Oil and Gas, Food and Beverage, Bio-technology, Software, Medical Device, Entertainment, Hedge Funds and Insurance.

Prior to founding Brio, Mr. Briones had managed the Public Company and Hedge Fund practices at Bartolomei Pucciarelli, LLC ("BP"). Within that capacity, he performed audit services, outsourced CFO functions, and/or consulted with clients through difficult SEC comment periods particularly through application of complex accounting principles for a vast public company client base. Prior to joining BP, Mr. Briones was an auditor with PricewaterhouseCoopers LLP in New York, New York. He specialized in the financial services group, and most notably worked the MONY Group, Prudential Financial, and MetLife initial public offerings. He was promoted to Sr Associate after only 8 months of service at PwC and acted in managerial roles within his first two years at PwC.



ManagementTeam

Judah Meiteles *Director Online Marketing*



Judah spent 2 years serving as senior producer for Innovations, w/ Ed Begley, Jr., an educational television series on the Discovery Channel and Fox Business. He then became the Director of Sales and Marketing for Fuel For Fit, a high end prepared meals company in Florida serving pro athletes on the Miami Dolphins, Miami Heat and other pro teams, and helped triple the company's revenue in under six months. Last year, Judah launched his own company and co-founded Skittish Media, a rapidly growing creative advertising agency in NYC.

ManagementTeam

Jon Fatigate *Head of Content Strategy*

Jon Fatigate is a Co Founder and Head of Creative Strategy for Skitish Media, a rapidly growing advertising agency in NYC. His love of comedy and production has propelled him to build two business that focus on comedy content. In 2013, Jon and Dani Zoldan launched Stand Up NY Labs, an original content studio and podcast network based at Stand Up NY Comedy Club in New York City. In 2016, Jon co founded Skitish Media, a creative agency that taps into the talent of the New York comedy scene to create funny and engaging branded entertainment.



MANAGEMENTTEAM

Joseph Ciccolo *Compliance / AML*

Joe Ciccolois the Founder & President of BitAML, a specialty compliance advisory firm exclusively serving the bitcoin and digital currency market. BitAML clients include bitcoin ATM operators, exchanges, traders and trading platforms, crypto-cannabis solutions, altcoins, and ICO platforms. Prior to launching BitAML, Joe was a founding member and architect of the BSA/AML program of a top 100 U.S.-based online financial institution. He also served as a project manager for a top 20 global bank, where he led several regulatory and AML audit remediation projects, and consulted on the enhancement of existing documentation and record retention procedures. Before entering the field of BSA/AML, Joe held leadership positions within various risk management disciplines, including vendor due diligence, fraud prevention, and corporate investigations. He is a frequent guest speaker at both bitcoin and compliance industry events, and regularly consults traditional retail and investment bankers on both digital currency technology and customer onboarding. Joe enjoys volunteering his time and talents with the non-profit, studentled Blockchain Education Network, and serving as an advisor to the Illinois Blockchain Initiative. Joe is a Certified Anti-Money Laundering Specialist (CAMS), Certified Fraud Examiner (CFE), and Anti-Money Laundering Certified Associate (AMLCA). He is a graduate of Northeastern University, College of Criminal Justice in his hometown of Boston, Massachusetts.

ManagementTeam

Glenn Pollack *Director*

Glenn C. Pollack is a Managing Director and Founder of Candlewood Partners, LLC, a merchant bank focused on middle market corporate finance and infrastructure projects. Prior to founding Candlewood, Mr. Pollack was a Managing Director and Principal of a middle market investment-banking firm with offices in Chicago and Cleveland. Mr. Pollack also spent five years as the CEO of a regional distributor of perishable foods with annual revenues of $180 million and over 250 employees in four states.



CONTACT INFO

SCOT COHEN

Executive Chairman

INVESTOR CONTACT INFO:

IR@BITZUMI.COM

(347) 491-4016